Exhibit 99.1

ViewRay Reports First Quarter 2019 Results

CLEVELAND, May 2, 2019 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights:

•	Received 7 new orders for MRIdian systems totaling $42.8 million, compared to 3 orders totaling $21.2 million in the first quarter of 2018.
•	Total revenue of $20.3 million, primarily from 3 revenue units and 1 system upgrade, compared to $26.2 million, primarily from 4 revenue units and 1 system upgrade, in the first quarter of 2018.
•	Total backlog increased to $237.5 million as of March 31, 2019, from $212.3 million as of December 31, 2018.
•	Cash and cash equivalents were $145.8 million as of March 31, 2019.

“Our first quarter results are a solid start to the year and reflect progress on our commercial, innovation, and clinical pipelines,” said Scott Drake, President and CEO. “We are well-positioned to execute in 2019 and are focused on becoming the standard of care in radiation oncology.”

First Quarter 2019 Financial Results:

Total revenue for the three months was $20.3 million, compared to $26.2 million for the same period last year.

Total cost of revenue was $25.7 million, compared to $20.6 million for the same period last year. Total cost of revenue in the first quarter of 2019 was impacted by approximately $7.0 million of charges, primarily driven by higher than anticipated installation costs related to historical upgrade commitments. The $7.0 million includes $5.6 million of one-time charges and $1.4 million of expenses.

Total gross profit was $(5.4) million, compared to $5.6 million for the same period last year.

Total operating expenses were $25.0 million, compared to $16.9 million for the same period last year.

Net loss was $33.4 million, or $0.34 per share, compared to $7.5 million, or $0.11 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $145.8 million at March 31, 2019.

Financial Guidance:

The Company is reiterating its financial guidance for the full year 2019. The Company anticipates 2019 total revenue to be in the range of $111 million to $124 million, and total cash usage to be in the range of $65-$75 million.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Thursday, May 2, 2019 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 8616638. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay's corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until May 9, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8616638.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2019 and ViewRay’s conference call to discuss its first quarter results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, as updated periodically by the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product	$18,874	$25,379
Service	1,291	692
Distribution rights	119	119
Total revenue	20,284	26,190
Cost of revenue:
Product	22,033	19,711
Service	3,615	909
Total cost of revenue	25,648	20,620
Gross margin	(5,364)	5,570
Operating expenses:
Research and development	5,031	3,770
Selling and marketing	4,885	3,246
General and administrative	15,109	9,846
Total operating expenses	25,025	16,862
Loss from operations	(30,389)	(11,292)
Interest income	220	2
Interest expense	(759)	(1,866)
Other (expense) income, net	(2,433)	8,342
Loss before provision for income taxes	$(33,361)	$(4,814)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(33,361)	$(4,814)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$—	$(2,728)
Net loss attributable to common stockholders, basic and diluted	$(33,361)	$(7,542)
Net loss per share, basic and diluted	$(0.34)	$(0.11)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	96,741,309	68,943,918

VIEWRAY, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$145,797	$167,432
Accounts receivable	27,432	36,867
Inventory	65,140	49,462
Deposits on purchased inventory	7,642	8,142
Deferred cost of revenue	4,342	9,736
Prepaid expenses and other current assets	9,060	6,045
Total current assets	259,413	277,684
Property and equipment, net	15,279	13,958
Restricted cash	1,382	1,933
Right-of-use assets	12,055	—
Other assets	1,496	1,395
TOTAL ASSETS	$289,625	$294,970
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,891	$10,207
Accrued liabilities	16,207	9,983
Customer deposits	14,905	19,968
Operating lease liability, current	1,284	—
Deferred revenue, current	10,287	13,731
Total current liabilities	60,574	53,889
Deferred revenue, net of current portion	5,507	5,744
Long-term debt	55,402	55,364
Warrant liabilities	14,872	11,844
Operating lease liability, noncurrent	11,491	—
Other long-term liabilities	303	820
TOTAL LIABILITIES	148,149	127,661
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at March 31, 2019 and December 31, 2018; no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2019 and December 31, 2018; 96,933,098 and 96,332,023 shares issued and outstanding at March 31, 2019 and December 31, 2018	959	952
Additional paid-in capital	572,855	565,334
Accumulated deficit	(432,338)	(398,977)
TOTAL STOCKHOLDERS’ EQUITY	141,476	167,309
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$289,625	$294,970

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Branding

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com